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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inncorporation by reference in this registration statement on Form S-8 of our report dated February 13, 1997, on our audits of the consolidated financial statements of Dataware Technologies, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Company's 1996 Annual Report on Form 10-K.



                                              /s/ Coopers & Lybrand L.L.P.

                                              Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 3, 1997